Exhibit 10.14

LICENSE AGREEMENT

LICENSE AGREEMENT made this 9th day of February, 1999 by and among Gabelli Asset Management Inc., a New York corporation, (the "Company'') and Gabelli International Limited, Gabelli International II Limited, Gabelli Fund, LDC, and Gabelli Performance Partnership L.P. (collectively, the "Funds") and MJG Associates, Inc., a Connecticut corporation ("MJG Associates"), on its own behalf and as Investment Manager or General Partner of the Funds.

WHEREAS,  the Company has proprietary rights in the name "Gabelli" as it applies to providing investment management services (the "Name") and has registered a United States service mark with respect to the Name for use in connection with the business of providing investment management services, among other financial services;

WHEREAS, the Company and MJG Associates wish to enter into this Agreement to enable the Funds and MJG Associates to use the Name in the names of the Funds and in connection with the business activities of the Funds described in their respective investment management agreements, limited partnership agreement, offering documents, or marketing materials in effect as of the date hereof ("Fund Business").

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	The Company hereby grants to the Funds and to MJG Associates a worldwide, non-exclusive, nontransferable, royalty-free license to use the Name (i) in the names of the Funds, as set forth above, for so long as the Funds conduct only Fund Business and (ii) in connection with the conduct of Fund Business and in the marketing and promotion thereof, and the Funds and MJG Associates accept the license subject to the terms and conditions of this Agreement

2.	MJG Associates agrees to conduct the Fund Business in accordance with the terms of the respective investment management agreements or limited partnership agreement, as applicable, between each of the Funds and MJG Associates, and in accordance with all applicable laws and regulations. MJG Associates further agrees that it shall maintain standards of quality in the conduct of Fund Business which are at least comparable to those heretofore maintained by MJG Associates, including but not limited to, maintaining the existing level of shareholder services and care in the selection of Fund investments. Upon the Company's reasonable request, MJG Associates will permit the Company to inspect its operations with respect to the Funds in order to determine whether the quality standards set forth in this Section are being met

3.	MJG Associates agrees that nothing in this Agreement shall give it or the Funds any right, title or interest in the name other than the right to use the name in accordance with this license. MJG Associates acknowledges and agrees that the Company reserves the right to use and/or license the Name in connection with other funds or in businesses similar to Fund Business and MJG Associates agrees neither it nor the funds will do anything inconsistent with the Company's rights to the Name.

4.	This Agreement will terminate, in its entirety, in the event that Mario J. Gabelli or his immediate family, collectively, no longer have voting control of MJG Associates and will terminate, as to a particular Fund, if MJG Associates ceases to act as the investment manager or general partner for such Fund. Upon termination of this Agreement, the license to use the Name will terminate and MJG Associates shall cease using the Name in the names of the Funds as soon as practicable. Upon termination of this Agreement as to a particular fund, the license to use the Name with respect to such Fund will terminate and MJG Associates shall cease using the Name in connection with such fund as soon as practicable.

5.	This Agreement may not be assigned by the Funds or by MJG Associates except to Mario J. Gabelli or another member of his immediate family or to an entity controlled by him or a member of his immediate family or by them, collectively. This Agreement is binding upon the Funds, MJG Associates and the Company and their successors and assigns.

6.	This Agreement is intended to be performed primarily in the State of New York and shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to its choice of law principles.

7.	This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement. This Agreement may not be modified or amended except by a further written instrument duly executed by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

GABELLI INTERNATIONAL LIMITED

By: MJG ASSOCIATES, INC.

By: /s/ Mario J. Gabelli
Mario J. Gabelli
President

GABELLI INTERNATIONAL II LIMITED

By: MJG ASSOCIATES, INC.

By: /s/ Mario J. Gabelli
Mario J. Gabelli
President

GABELLI FUND, LDC

By: MJG ASSOCIATES, INC.

By: /s/ Mario J. Gabelli
Mario J. Gabelli
President

GABELLI PERFORMANCE PARTNERSHIP, L.P.

By: MJG ASSOCIATES, INC.

By: /s/ Mario J. Gabelli
Mario J. Gabelli
President

MJG ASSOCIATES, INC.

By: /s/ Mario J. Gabelli
Mario J. Gabelli
President

GABELLI ASSET MANAGEMENT INC.

By: /s/ James E. McKee
James E. McKee
Vice President, General Counsel and Secretary